Exhibit 21

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation or Organization
(including dba name, if applicable)

Acadia Healthcare Company, Inc.

Acadia – YFCS Holdings, Inc.	Delaware

Acadia Management Company, Inc.	Delaware

Vermilion Hospital, LLC dba Vermilion Behavioral Health Systems	Delaware

Abilene Behavioral Health, LLC dba Abilene Behavioral Health	Delaware

Kids Behavioral Health of Montana, Inc. dba Acadia Montana	Montana

Acadiana Addiction Center, LLC dba Acadiana Addiction Center	Delaware

RiverWoods Behavioral Health, LLC dba Riverwoods Behavioral Health dba Blue Ridge Mountain Recovery Center	Delaware

Village Behavioral Health, LLC dba The Village	Delaware

Lakeview Behavioral Health System, LLC	Delaware

Suncoast Behavioral, LLC	Delaware

Acadia Merger Sub, LLC	Delaware

Psychiatric Resource Partners, Inc.	Delaware

Rebound Behavioral Health, LLC	South Carolina

Hermitage Behavioral, LLC	Delaware

SW Behavioral, LLC	Delaware

TK Behavioral, LLC dba Timberline Knolls Residential Treatment Center dba Timberline Knolls	Delaware

The Pavilion at HealthPark, LLC dba Park Royal Hospital dba Park Royal Psychiatric Hospital at Healthpark dba Park Royal Outpatient Clinic	Florida

Greenleaf Center, LLC dba Greenleaf Center	Delaware

Northeast Behavioral Health, LLC	Delaware

Children’s Behavioral Solutions, LLC	Delaware

Vista Behavioral Health, LLC	Delaware

Commodore Acquisition Sub, LLC	Delaware

Hermitage Behavioral, LLC

Red River Hospital, LLC dba Red River Hospital	Delaware

Sonora Behavioral Health Hospital, LLC	Delaware

Rolling Hills Properties, Inc.	Oklahoma

Rolling Hills Hospitals, Inc.	Oklahoma

Acadia – YFCS Holdings, Inc.

Youth & Family Centered Services, Inc.	Georgia

Youth & Family Centered Services, Inc.

YFCS Management, Inc.	Georgia

YFCS Holdings – Georgia, Inc.	Georgia

Options Community Based Services, Inc.	Indiana

Options Treatment Center Acquisition Corporation dba Options Behavioral Health System dba Options Treatment Center dba YFCS OPT	Indiana

Resolute Acquisition Corporation dba Resolute Treatment Center dba Resolute Treatment Facility	Indiana

Resource Community Based Services, Inc.	Indiana

RTC Resource Acquisition Corporation dba YFCS RES dba Resource Treatment Facility dba RTC Resource	Indiana

Success Acquisition Corporation dba YFCS SUC dba Success dba Success Group Home	Indiana

Ascent Acquisition Corporation dba Ascent Children’s Health Services dba Ascent	Arkansas

Southwood Psychiatric Hospital, Inc. dba Southwood Psychiatric Hospital	Pennsylvania

Memorial Hospital Acquisition Corporation	New Mexico

Millcreek Management Corporation	Georgia

Rehabilitation Centers, Inc. dba Millcreek of Magee dba Millcreek of Pontotoc	Mississippi

Lakeland Hospital Acquisition Corporation dba Lakeland Regional Hospital dba Lakeland Behavioral Health System	Georgia

YFCS Holdings – Georgia, Inc.

Youth & Family Centered Services of New Mexico, Inc. dba Desert Hills	New Mexico

Southwestern Children’s Health Services, Inc. dba Parc Place	Arizona

Youth and Family Centered Services of Florida, Inc.	Florida

Ascent Acquisition Corporation

Pediatric Specialty Care, Inc. dba Ascent Children’s Health Services dba Ascent Behavioral Health dba Ascent dba Med-Day-Care dba Pediatric Day Health Care	Arkansas

Child & Youth Pediatric Day Clinics, Inc. dba Ascent dba Child & Youth Development Center dba Ascent Children’s Health Services	Arkansas

Med Properties, Inc. dba Ascent dba Ascent Children’s Health Services	Arkansas

Ascent Acquisition Corporation – PSC dba Pediatric Specialty Care dba Ascent dba Ascent Children’s Health Services	Arkansas

Ascent Acquisition Corporation – CYPDC dba Child & Youth Pediatric Day Clinic dba Child & Youth Development Center dba Ascent dba Ascent Children’s Health Services	Arkansas

Meducare Transport, L.L.C. dba Ascent dba Ascent Children’s Health Services	Arkansas

Pediatric Specialty Care Properties, LLC dba Ascent dba Ascent Children’s Health Services	Arkansas

Childrens Medical Transportation Services, LLC dba Ascent dba Ascent Children’s Health Services	Arkansas

Rehabilitation Centers, Inc.

Millcreek Schools, Inc.	Mississippi

Habilitation Center, Inc. dba Millcreek of Arkansas	Arkansas

Millcreek School of Arkansas, Inc.	Arkansas

Acadia Merger Sub, LLC

PRC I, Inc.	Delaware

PHC of Michigan, Inc.

dba Harbor Oaks Hospital

dba Harbor Oaks Hospital Outpatient Services

dba Wellplace

dba Pioneer Behavioral Health

dba Pioneer Healthcare of Michigan

dba Detroit Behavioral Institute

Massachusetts

PHC of Nevada, Inc. dba Harmony Healthcare	Massachusetts

PHC of Utah, Inc. dba Highland Ridge Hospital dba Wellplace	Massachusetts

PHC of Virginia, Inc. dba Mt. Regis Center	Massachusetts

Detroit Behavioral Institute, Inc. dba Detroit Capstone dba Capstone Academy dba Detroit Behavioral Institute - Capstone Academy	Massachusetts

Wellplace, Inc.	Massachusetts

Seven Hills Hospital, Inc. dba Desert Hills	Delaware

PHC Meadowwood, Inc. dba MeadowWood Behavioral Health System	Delaware

Behavioral Health Online, Inc.	Massachusetts

DMC-Memphis, Inc. dba Delta Medical Center	Tennessee

Crestwyn Health Group, LLC	Tennessee

Detroit Behavioral Institute, Inc.

Renaissance Recovery, Inc. dba Renaissance Recovery Place	Massachusetts

DMC-Memphis, Inc.

Delta Medical Services, Inc.	Tennessee

Vista Behavioral Health, LLC

AmiCare Behavioral Centers, LLC	Delaware

AmiCare Behavioral Centers, LLC

Pinewood Enterprises, L.C.	Texas

Vantage Point Behavioral Health, LLC dba Vantage Point Behavioral Health dba Vista Health	Texas

Piney Ridge Treatment Center, LLC dba Piney Ridge Treatment Center dba Piney Ridge Center dba Ridgeview Group Home	Delaware

Valley Behavioral Health System, LLC dba Valley Behavioral Health	Delaware

FSRE, LLC	Arkansas

FVRE, LLC	Arkansas

TBA Texarkana, L.L.C. dba Vista Health Texarkana dba Riverview Behavioral Health	Texas

AmiCare Contract Services, LLC	Delaware

AmiCare Contract Services, LLC

Pinewood Healthcare Realty, L.P.	Texas

FSRE, LLC

Fort Smith Healthcare Real Estate, L.C.	Texas

FVRE, LLC

Pinewood Services, Inc.	Texas

Pinewood Services, Inc.

Pinewood Healthcare Realty, L.P.	Texas

Commodore Acquisition Sub, LLC

Behavioral Centers of America, LLC	Delaware

Linden BCA Blocker Corp.	Delaware

HEP BCA Holdings Corp.	Delaware

SBOF - BCA Holdings Corporation	Delaware

Linden BCA Blocker Corp.

Behavioral Centers of America, LLC	Delaware

HEP BCA Holdings Corp.

Behavioral Centers of America, LLC	Delaware

SBOF - BCA Holdings Corporation

Behavioral Centers of America, LLC	Delaware

Behavioral Centers of America, LLC

HMIH Cedar Crest, LLC dba Cedar Crest Hospital & RTC	Delaware

BCA of Detroit, LLC dba BCA StoneCrest Center	Delaware

Ten Lakes Center, LLC	Ohio

Generations Behavioral Health Geneva, LLC	Ohio

Healthcare Management and Investment of Ohio, LLC	Ohio

BCA Real Estate Holdings, LLC	Delaware

HMIH Cedar Crest, LLC

Cedar Crest Clinic	Texas

BCA of Detroit, LLC

Stone Crest Clinic	Michigan

Healthcare Management and Investment of Ohio, LLC

Ohio Hospital for Psychiatry, LLC	Ohio

Shaker Clinic, LLC	Ohio